UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10680 Treena Street, Suite 500

San Diego, California 92131

(Address of Principal Executive Offices)

(858) 790-5008

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On May 4, 2016, pursuant to Section 8.4 of that certain Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement by and between Mad Catz Interactive, Inc. (the “Company”) and its subsidiary Mad Catz, Inc. (“MCI”), and Harmonix Music Systems, Inc. (“Harmonix”), which is dated October 14, 2015, effective March 4, 2015, and amended effective April 26, 2016 (the “Agreement”), Harmonix notified the Company of its election to terminate the Agreement for convenience. The termination is effective as of May 9, 2016. Pursuant to Section 8.6 of the Agreement, the Company may continue to sell Licensed Products, as defined in the Agreement, previously manufactured and on hand in the Company’s inventory up to and including September 6, 2016, subject to all of the terms and conditions contained in the Agreement. Pursuant to Section 8.5 of the Agreement, and in the event the Company holds any Licensed Products following September 6, 2016, such remaining inventory shall, at Harmonix’s option, be destroyed by the Company or purchased by Harmonix.

The foregoing description of the Agreement set forth under this Item 1.02 does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete terms and conditions of the Agreement, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 19, 2015, which is incorporated herein by reference, and to the complete terms and conditions of the First Amendment to that certain Agreement, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 28, 2016, and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016	MAD CATZ INTERACTIVE, INC.

	By:	/s/ DAVID MCKEON
Name: David McKeon
Its: Chief Financial Officer